June 20, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Government Technology Services, Inc., (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.



cc: Lawrence Schoenberg, Government Technology Services, Inc. Peter E. Janke, Government Technology Services, Inc.